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                                  AMENDMENT TO

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                     CIRMAKER INDUSTRY CO., LTD., AS SELLER

                                       AND

           WRESTLE-PLEX SPORTS ENTERTAINMENT GROUP, LTD., AS PURCHASER







                                February 10, 2003




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                      AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT ("Agreement") has been made and entered into as of this 10th day of February, 2003, between Cirmaker Industry Co., Ltd. incorporated under the Company Law of the Republic of China ("Seller" or the "Company"), and Wrestle-plex Sports Entertainment Group, Ltd., a Nevada Corporation (the "Purchaser").

                                R E C I T A L S:

A. On or about December 2, 2002, the parties entered into a Stock Purchase Agreement (the "Agreement") pursuant to which Purchaser agreed to purchase from the Seller an aggregate of at least 80% of the common stock of Seller from new capital stock issued by the Seller.

B. The parties now intend by this agreement to modify and amend the Agreement in the following particulars, leaving all other provisions of the Agreement as heretofore provided.

C. Seller has delivered approximately 16,100,000 shares of the Company to China Trust Securities as Escrow Holder and Purchaser will deliver 8,050,000 shares of Purchaser to China Trust Securities as consideration for these shares prior to Closing (the "Initial Exchange").

D. Purchaser has agreed to extend the exchange offer for a period of six months following the Initial Exchange for any additional shares of the Company that are submitted to escrow for exchange with Purchaser ("Subsequent Exchanges").

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows and do thereby adopt this Agreement.

1.     The  definition  of  Closing  date  in  Article  I  shall  be:

"Closing Date" shall mean on or before February 28, 2003, plus any extension as provided herein, or such other date as agreed in writing to by the parties on which the Closing occurs."

2.     Paragraph  2.1  of  the  Agreement  is  amended  to  read  as  follows:

"Stock Sale. Subject to the terms and conditions of the Closing Documents, the Seller hereby agrees to sell, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase and accept, the Transferred Shares, in consideration for the delivery of one share of Purchaser's common stock for each two of the Transferred Shares (the "Purchase Price") properly delivered through escrow as provided in paragraph 5.4 herein.

Seller shall be granted registration rights for each of the Purchase Price shares in which each of the shares shall be registered with the Securities and Exchange Commission within six months of the Company's full listing on a National US Exchange, but no later than twenty four months from the Closing Date."

3.     Add  a  new  Paragraph  5.4  which  shall  read  as  follows:

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"5.4     Escrow of Shares.     The exchange of the Purchase Price shares and the
Transferred Shares shall be made pursuant to an escrow agreement with China Trust Securities. China Trust shall be specifically instructed not to issue any of the Purchaser Price shares unless and until: (a) it has received the total number of shares of Seller identified as the Initial Exchange, and (b) each of the individual shareholders submitting those shares have signed the Declaration and Affidavit of Sale Pursuant to Rule 904 of Regulation S of The Securities Act of 1933 attached hereto. The Transferred Shares, when deliverable, shall be delivered by Escrow Agent to the offices of Cane O'Neill Taylor, LLC as counsel for Purchaser."


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       PURCHASER:
                                       ---------

                                       /s/ R. J. Demman
                                       -----------------------------------
                                       Wrestle-plex Sports Entertainment
                                       Group, Ltd.

                                       SELLER:
                                       ------


                                       /s/ Bill Liao
                                       -----------------------------------
                                       Cirmaker Industry Co., Ltd.